Vertiv Reports Strong Third Quarter 2024 Results and Raises Full Year Guidance

•Net sales of $2,074 million, 19% higher than third quarter 2023. Operating profit of $372 million, up 48% from third quarter 2023, and adjusted operating profit(1) of $417 million, up 41% from third quarter 2023
•Strong third quarter trailing twelve-month (TTM) organic orders up ~37% compared to prior year TTM period. Third quarter organic orders growth of ~17% vs. prior year
•Adjusted operating margin(1) of 20.1%, up 310 basis points compared to third quarter 2023
•Diluted EPS of $0.46 and adjusted diluted EPS(1) of $0.76, above high-end of prior guidance
•Operating cash flow of $375 million and adjusted free cash flow(1) of $336 million in third quarter 2024. Net leverage of 1.4x at end of third quarter 2024
•Raising full year 2024 guidance across all financial metrics. 2025 organic sales growth expected to accelerate from 14% in 2024

COLUMBUS, Ohio October 23, 2024 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its third quarter ended September 30, 2024. Vertiv reported third quarter 2024 net sales of $2,074 million, an increase of $331 million, or 19%, compared to last year’s third quarter. Organic orders (excluding foreign exchange) for the TTM period ended September 2024 were up ~37% compared to the September 2023 TTM period, consistent with ~37% TTM order growth at the end of second quarter 2024, driven by strength in the hyperscale and colocation data center market. Third quarter organic orders (excluding foreign exchange) increased ~17% compared to last year’s third quarter. Pipeline increased sequentially from second to third quarter 2024 across all three regions, with continued strength in AI-related activity, including liquid cooling technologies.
Third quarter 2024 operating profit of $372 million increased $121 million, or 48%, and adjusted operating profit of $417 million increased $121 million, or 41%, compared to third quarter 2023. Adjusted operating margin expanded 310 basis points to 20.1% in the third quarter 2024 compared to third quarter 2023, driven by benefits from increased volume and favorable commercial execution partially offset by investments in R&D, launch costs of a new manufacturing facility and fixed costs associated with capacity expansions to support growth.
“Vertiv’s strong performance in the third quarter was driven by robust underlying demand for our critical digital infrastructure products and services, our continued and unrelenting focus on strong operational execution and Vertiv’s unique market position in enabling artificial intelligence and other critical applications for the data center,” said Giordano Albertazzi, Vertiv’s Chief Executive Officer. “We are very encouraged by the acceleration of liquid cooling revenue, which is a visible contributor to our third quarter results, despite a yet immature market. Pipelines continue to grow. There are clear indications of an acceleration in AI development that is truly encouraging, and which is driving demand across our entire AI-enabling portfolio of power, thermal, IT systems, infrastructure solutions and services.”
Dave Cote, Vertiv’s Executive Chairman, added: “Gio and the Vertiv team continue to deliver outstanding results, bolstered by a laser focus on continuously improving operational excellence and building a high-performance culture. Those efforts are clearly paying off, with Vertiv’s adjusted operating margin surpassing 20% in the quarter. With even more room for operational improvement and the AI phase of the digital age just beginning, Vertiv has a long runway to accelerate growth and create even greater shareholder value.”

Adjusted Free Cash Flow(1) and Liquidity
Net cash generated by operating activities in the third quarter was $375 million, an increase of $126 million from third quarter 2023, and adjusted free cash flow was $336 million, an increase of $115 million from third quarter 2023. Third quarter 2024 adjusted free cash flow performance was driven by higher adjusted operating profit and improvement in working capital management which were partially offset by an increase in cash taxes driven by increased profitability and a $12 million increase in capital expenditures to support strong demand signals from our customers. The 2024 forecast for capital expenditures remains $175 million to $200 million. We continue to increase capacity globally across our portfolio, as demonstrated by the recent expansion of our modular infrastructure capabilities with a new manufacturing facility in Pelzer, South Carolina, which has already started production shipments. We believe the framework for capital expenditures in the range of 2.5% to 3.0% of sales revenue supports the growth trajectory we see ahead. Additionally, we see capacity increases driven by Vertiv Operating System (VOS) deployment, which has resulted in productivity gains including freeing up square footage in our global manufacturing footprint.
Liquidity remained strong at $1.5 billion and net leverage was 1.4x at the end of third quarter 2024. Borrowings under our ABL credit facility remained at zero at the end of third quarter 2024.
Updated Full Year and Fourth Quarter 2024 Guidance
Sequential pipeline growth every quarter in 2024, including substantial increases in AI-related pipeline, is reflective of the robust data center market. Our strong orders, record high backlog and strong operational execution support increasing our fourth quarter and full year 2024 outlook, as updated below:

Fourth Quarter 2024 Guidance
Net sales	$2,115M - $2,165M
Organic net sales growth(2)	11% - 15%
Adjusted operating profit(1)	$427M - $447M
Adjusted operating margin(2)	20.2% - 20.6%
Adjusted diluted EPS(1)	$0.80 - $0.84

Full Year 2024 Guidance
Net sales	$7,780M - $7,830M
Organic net sales growth(2)	13% - 15%
Adjusted operating profit(1)	$1,475M - $1,495M
Adjusted operating margin(2)	18.9% - 19.1%
Adjusted diluted EPS(1)	$2.66 - $2.70
Adjusted free cash flow(2)	$975M - $1,025M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a forward-looking non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Third Quarter 2024 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, October 23, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to fourth quarter and full-year 2024 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans, and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services, and our business prospects during 2024, as well as expected impacts from our pricing actions, and our guidance for fourth quarter and full year 2024. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,”

“predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2023 Annual Report on Form 10-K filed with the SEC on February 23, 2024. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the United States and abroad; Vertiv’s ability to comply with various laws and regulations and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current and potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third party intellectual property infringement claims; liabilities associated with environmental, health and safety matters; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements, including restrictive covenants that restrict operational flexibility; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have over Vertiv; resales of Vertiv’s securities may cause volatility in the market price of our securities; Vertiv’s organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv’s certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv’s subsidiaries to pay dividends; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; Vertiv's ability to manage the succession of its key employees; and factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future corporate transactions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.

For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Net sales
Net sales - products	$1,653.7	$1,381.3	$4,479.2	$3,928.2
Net sales - services	419.8	361.3	1,186.2	1,069.6
Net sales	2,073.5	1,742.6	5,665.4	4,997.8
Costs and expenses
Cost of sales - products	1,066.3	894.2	2,875.6	2,626.6
Cost of sales - services	250.8	220.8	725.8	654.1
Cost of sales	1,317.1	1,115.0	3,601.4	3,280.7
Operating expenses
Selling, general and administrative expenses	334.6	327.2	1,012.4	963.5
Amortization of intangibles	45.3	45.5	137.1	136.1
Restructuring costs	6.3	1.3	4.1	23.5
Foreign currency (gain) loss, net	5.3	2.7	8.7	13.3
Other operating expense (income)	(6.7)	—	(8.5)	(6.3)
Operating profit (loss)	371.6	250.9	910.2	587.0
Interest expense, net	35.9	43.5	119.7	137.2
Loss on extinguishment of debt	—	—	1.1	—
Change in fair value of warrant liabilities	67.2	61.6	269.2	103.4
Income (loss) before income taxes	268.5	145.8	520.2	346.4
Income tax expense (benefit)	91.9	51.7	171.4	118.8
Net income (loss)	$176.6	$94.1	$348.8	$227.6

Earnings (loss) per share:
Basic	$0.47	$0.25	$0.93	$0.60
Diluted	$0.46	$0.24	$0.90	$0.59
Weighted-average shares outstanding:
Basic	375,203,364	380,899,419	376,353,335	379,666,002
Diluted	384,316,065	388,240,664	386,106,229	383,832,268

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$908.7	$780.4
Accounts receivable, less allowances of $26.3 and $29.1, respectively	2,328.5	2,118.1
Inventories	1,255.2	884.3
Other current assets	312.2	218.7
Total current assets	4,804.6	4,001.5
Property, plant and equipment, net	593.2	560.1
Other assets:
Goodwill	1,348.9	1,330.3
Other intangible assets, net	1,572.9	1,672.9
Deferred income taxes	296.9	159.8
Right-of-use assets, net	186.6	173.5
Other	88.3	100.4
Total other assets	3,493.6	3,436.9
Total assets	$8,891.4	$7,998.5
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.2	$21.8
Current portion of warrant liabilities	464.2	—
Accounts payable	1,239.7	986.4
Deferred revenue	1,016.2	638.9
Accrued expenses and other liabilities	623.7	611.8
Income taxes	124.2	46.5
Total current liabilities	3,489.2	2,305.4
Long-term debt, net	2,909.6	2,919.1
Deferred income taxes	240.0	159.5
Warrant liabilities	—	195.0
Long-term lease liabilities	155.3	142.6
Other long-term liabilities	283.6	262.0
Total liabilities	7,077.7	5,983.6
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 375,249,753 and 381,788,876 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	2,151.8	2,711.3
Accumulated deficit	(371.2)	(691.9)
Accumulated other comprehensive (loss) income	33.1	(4.5)
Total equity	1,813.7	2,014.9
Total liabilities and equity	$8,891.4	$7,998.5

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Cash flows from operating activities:
Net income (loss)	$176.6	$94.1	$348.8	$227.6
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	20.8	18.9	60.7	54.6
Amortization	48.1	49.3	145.3	147.5
Deferred income taxes	(50.3)	(2.3)	(53.1)	(0.7)
Amortization of debt discount and issuance costs	1.4	1.6	5.5	6.3
Change in fair value of warrant liabilities	67.2	61.6	269.2	103.4
Changes in operating working capital	72.8	17.7	69.2	(17.8)
Stock-based compensation	8.1	6.5	25.8	18.8
Other	30.4	1.3	22.7	4.6
Net cash provided by (used for) operating activities	375.1	248.7	894.1	544.3
Cash flows from investing activities:
Capital expenditures	(36.4)	(26.5)	(106.3)	(80.1)
Investments in capitalized software	(2.8)	(0.9)	(14.4)	(3.4)
Proceeds from disposition of property, plant and equipment	—	—	—	12.4
Net cash provided by (used for) investing activities	(39.2)	(27.4)	(120.7)	(71.1)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	—	64.9	270.0	224.6
Repayments of ABL revolving credit facility and short-term borrowings	—	(64.9)	(270.0)	(459.6)
Repayment of long-term debt	(5.3)	(5.4)	(15.9)	(21.8)
Dividend payment	(9.4)	—	(28.1)	—
Repurchase of common stock	—	—	(599.9)	—
Exercise of employee stock options	1.4	12.9	25.0	22.9
Employee taxes paid from shares withheld	(0.4)	(0.3)	(21.5)	(2.8)
Net cash provided by (used for) financing activities	(13.7)	7.2	(640.4)	(236.7)
Effect of exchange rate changes on cash and cash equivalents	7.5	(3.7)	(4.2)	(4.7)
Increase (decrease) in cash, cash equivalents and restricted cash	329.7	224.8	128.8	231.8
Beginning cash, cash equivalents and restricted cash	587.7	280.2	788.6	273.2
Ending cash, cash equivalents and restricted cash	$917.4	$505.0	$917.4	$505.0
Changes in operating working capital
Accounts receivable	$(75.3)	$130.4	$(190.4)	$(143.9)
Inventories	(140.7)	(5.0)	(364.8)	(101.5)
Other current assets	(16.2)	(117.1)	(47.1)	35.7
Accounts payable	128.6	(8.3)	258.9	(44.9)
Deferred revenue	117.0	23.3	371.7	184.6
Accrued expenses and other liabilities	25.6	18.0	17.2	45.5
Income taxes	33.8	(23.6)	23.7	6.7
Total changes in operating working capital	$72.8	$17.7	$69.2	$(17.8)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles and change in warranty liability.

Regional Segment Results

	Three months ended September 30,					Nine months ended September 30,
	2024	2023	Δ	Δ%	Organic Δ%(2)	2024	2023	Δ	Δ%	Organic Δ%(2)
Net sales (1)
Americas	$1,198.6	$1,003.2	$195.4	19.5%	20.5%	$3,244.7	$2,824.9	$419.8	14.9%	15.3%
APAC	432.4	388.6	43.8	11.3%	10.4%	1,173.8	1,097.4	76.4	7.0%	8.3%
EMEA	442.5	350.8	91.7	26.1%	25.2%	1,246.9	1,075.5	171.4	15.9%	16.1%
Total	$2,073.5	$1,742.6	$330.9	19.0%	19.2%	$5,665.4	$4,997.8	$667.6	13.4%	13.9%

Adjusted operating profit (loss)(3)
Americas	$303.4	$206.5	$96.9	46.9%		$776.3	$544.0	$232.3	42.7%
APAC	44.1	49.7	(5.6)	(11.3)%		106.8	104.5	2.3	2.2%
EMEA	114.4	76.7	37.7	49.2%		294.2	202.7	91.5	45.1%
Corporate (4)	(45.0)	(36.5)	(8.5)	23.3%		(130.0)	(128.1)	(1.9)	1.5%
Total	$416.9	$296.4	$120.5	40.7%		$1,047.3	$723.1	$324.2	44.8%

Adjusted operating margins (5)
Americas	25.3%	20.6%	4.7%			23.9%	19.3%	4.6%
APAC	10.2%	12.8%	(2.6)%			9.1%	9.5%	(0.4)%
EMEA	25.9%	21.9%	4.0%			23.6%	18.8%	4.8%
Vertiv	20.1%	17.0%	3.1%			18.5%	14.5%	4.0%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, asset impairments and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, and Legal.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by product and service offering

	Three months ended September 30,
	2024	2023	Δ	Δ %
Americas:
Products(1)	$957.0	$797.0	$160.0	20.1%
Services & spares	241.6	206.2	35.4	17.2%
	$1,198.6	$1,003.2	$195.4	19.5%
Asia Pacific:
Products(1)	$313.9	$285.5	$28.4	9.9%
Services & spares	118.5	103.1	15.4	14.9%
	$432.4	$388.6	$43.8	11.3%
EMEA:
Products(1)	$344.7	$266.8	$77.9	29.2%
Services & spares	97.8	84.0	13.8	16.4%
	$442.5	$350.8	$91.7	26.1%
Total:
Products(1)	$1,615.6	$1,349.3	$266.3	19.7%
Services & spares	457.9	393.3	64.6	16.4%
	$2,073.5	$1,742.6	$330.9	19.0%
(1)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024, for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

	Nine months ended September 30,
	2024	2023	Δ	Δ %
Americas:
Products(1)	$2,565.2	$2,222.4	$342.8	15.4%
Services & spares	679.5	602.5	77.0	12.8%
	$3,244.7	$2,824.9	$419.8	14.9%
Asia Pacific:
Products(1)	$831.0	$780.1	$50.9	6.5%
Services & spares	342.8	317.3	25.5	8.0%
	$1,173.8	$1,097.4	$76.4	7.0%
EMEA:
Products(1)	$974.1	$827.2	$146.9	17.8%
Services & spares	272.8	248.3	24.5	9.9%
	$1,246.9	$1,075.5	$171.4	15.9%
Total:
Products(1)	$4,370.3	$3,829.7	$540.6	14.1%
Services & spares	1,295.1	1,168.1	127.0	10.9%
	$5,665.4	$4,997.8	$667.6	13.4%
(1)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024, for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

Organic growth by product and service offering

	Three months ended September 30, 2024
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Products(2)	$160.0	$11.5	$171.5	21.5%
Services & spares	35.4	(0.8)	34.6	16.8%
	$195.4	$10.7	$206.1	20.5%
Asia Pacific:
Products(2)	$28.4	$(3.4)	$25.0	8.8%
Services & spares	15.4	0.1	15.5	15.0%
	$43.8	$(3.3)	$40.5	10.4%
EMEA:
Products(2)	$77.9	$(5.6)	$72.3	27.1%
Services & spares	13.8	2.4	16.2	19.3%
	$91.7	$(3.2)	$88.5	25.2%
Total:
Products(2)	$266.3	$2.5	$268.8	19.9%
Services & spares	64.6	1.7	66.3	16.9%
	$330.9	$4.2	$335.1	19.2%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended September 30, 2023.
(2)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024, for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

	Nine months ended September 30, 2024
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Products(2)	$342.8	$17.9	$360.7	16.2%
Services & spares	77.0	(5.6)	71.4	11.9%
	$419.8	$12.3	$432.1	15.3%
Asia Pacific:
Products(2)	$50.9	$9.6	$60.5	7.8%
Services & spares	25.5	5.5	31.0	9.8%
	$76.4	$15.1	$91.5	8.3%
EMEA:
Products(2)	$146.9	$(6.5)	$140.4	17.0%
Services & spares	24.5	8.5	33.0	13.3%
	$171.4	$2.0	$173.4	16.1%
Total:
Products(2)	$540.6	$21.0	$561.6	14.7%
Services & spares	127.0	8.4	135.4	11.6%
	$667.6	$29.4	$697.0	13.9%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the nine months ended September 30, 2023.
(2)Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on February 21, 2024, for a fiscal year 2023 summary of changes made to conform with the current year presentation of sales by product and service offering.

Segment operating profit (loss)

Operating profit (loss)	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Americas	$303.4	$206.5	$776.3	$544.0
Asia Pacific	44.1	49.7	106.8	104.5
EMEA	114.4	76.7	294.2	202.7
Total reportable segments	461.9	332.9	1,177.3	851.2
Foreign currency gain (loss)	(5.3)	(2.7)	(8.7)	(13.3)
Corporate and other	(39.7)	(33.8)	(121.3)	(114.8)
Total corporate, other and eliminations	(45.0)	(36.5)	(130.0)	(128.1)
Amortization of intangibles	(45.3)	(45.5)	(137.1)	(136.1)
Operating profit (loss)	$371.6	$250.9	$910.2	$587.0

Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Net cash provided by (used for) operating activities	$375.1	$248.7	$894.1	$544.3
Capital expenditures	(36.4)	(26.5)	(106.3)	(80.1)
Investments in capitalized software	(2.8)	(0.9)	(14.4)	(3.4)
Proceeds from disposition of PP&E	—	—	—	12.4
Adjusted free cash flow	$335.9	$221.3	$773.4	$473.2
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended September 30, 2024	Three months ended September 30, 2023	Nine months ended September 30, 2024	Nine months ended September 30, 2023
Operating profit (loss)	$371.6	$250.9	$910.2	$587.0
Amortization of intangibles	45.3	45.5	137.1	136.1
Adjusted operating profit (loss)	$416.9	$296.4	$1,047.3	$723.1

Reconciliation from operating margin to adjusted operating margin

	Three months ended September 30, 2024	Three months ended September 30, 2023	Δ	Nine months ended September 30, 2024	Nine months ended September 30, 2023	Δ
Vertiv net sales	$2,073.5	$1,742.6	$330.9	$5,665.4	$4,997.8	$667.6
Vertiv operating profit (loss)	371.6	250.9	120.7	910.2	587.0	323.2
Vertiv operating margin	17.9%	14.4%	3.5%	16.1%	11.7%	4.4%

Amortization of intangibles	$45.3	$45.5	$(0.2)	$137.1	$136.1	$1.0
Vertiv adjusted operating profit (loss)	416.9	296.4	120.5	1,047.3	723.1	324.2
Vertiv adjusted operating margin	20.1%	17.0%	3.1%	18.5%	14.5%	4.0%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended September 30, 2024
	Operating profit (loss)	Interest expense, net	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS (1)
GAAP	$371.6	$35.9	$67.2	$91.9	$176.6	$0.46
Amortization of intangibles	45.3	—	—	—	45.3	0.12
Change in warrant liability	—	—	(67.2)	(1.4)	68.6	0.18
Non-GAAP adjusted	$416.9	$35.9	$—	$90.5	$290.5	$0.76
Diluted shares (in millions)						384.3
(1)Diluted EPS and adjusted diluted EPS is based on 384.3 million shares (includes 375.2 million basic shares and 9.1 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted EPS.

Three months ended September 30, 2023
	Operating profit (loss)	Interest expense, net	Change in warrant liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$250.9	$43.5	$61.6	$51.7	$94.1	$0.24
Amortization of intangibles	45.5	—	—	—	45.5	0.12
Change in warrant liability	—	—	(61.6)	—	61.6	0.16
Non-GAAP adjusted	$296.4	$43.5	$—	$51.7	$201.2	$0.52
Diluted shares (in millions)						388.2
(1)Diluted EPS and adjusted diluted EPS based on 388.2 million shares (includes 380.9 million basic shares and 7.3 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted EPS.

Nine months ended September 30, 2024
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS (1)
GAAP	$910.2	$119.7	$1.1	$269.2	$171.4	$348.8	$0.90
Amortization of intangibles	137.1	—	—	—	—	137.1	0.36
Change in warrant liability	—	—	—	(269.2)	37.5	231.7	0.60
Non-GAAP adjusted	$1,047.3	$119.7	$1.1	$—	$208.9	$717.6	$1.86
Diluted shares (in millions)							386.1
(1)Diluted EPS and adjusted diluted EPS is based on 386.1 million shares (includes 376.4 million basic shares and 9.8 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted EPS.

Nine months ended September 30, 2023
	Operating profit (loss)	Interest expense, net	Change in warrant liability	Income tax expense (benefit)	Net income (loss)	Diluted EPS (1)
GAAP	$587.0	$137.2	$103.4	$118.8	$227.6	$0.59
Amortization of intangibles	136.1	—	—	—	136.1	0.35
Change in warrant liability	—	—	(103.4)	—	103.4	0.27
Non-GAAP adjusted	$723.1	$137.2	$—	$118.8	$467.1	$1.21
Diluted shares (in millions)						383.8
(1)Diluted EPS and adjusted diluted EPS based on 383.8 million shares (includes 379.7 million basic shares and 4.1 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted EPS.

Vertiv Holdings Co
2024 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS (1)

Fourth Quarter 2024
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$393.0	$40.0	$117.0	$236.0	$0.61
Amortization of intangibles	44.0	—	—	44.0	0.11
Change in warrant liability	—	—	(38.0)	38.0	0.10
Non-GAAP adjusted	$437.0	$40.0	$79.0	$318.0	$0.82
Diluted shares (in millions)					388.0

Full Year 2024
	Operating profit (loss)	Interest expense, net	Change in warrant liability	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$1,303.4	$159.0	$269.0	$289.0	$586.4	$1.52
Amortization of intangibles	181.6	—	—	—	181.6	0.46
Change in warrant liability	—	—	(269.0)	—	269.0	0.70
Non-GAAP adjusted	$1,485.0	$159.0	$—	$289.0	$1,037.0	$2.68
Diluted shares (in millions)						387.0
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2024 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 388.0 million shares (includes 378.0 million basic shares and a weighted average 10.0 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 387.0 million shares (includes 377.0 million basic shares and a weighted average 10.0 million potential dilutive stock options and restricted stock units).